                                                                     Exhibit 4.2

================================================================================

                                 ALLERGAN, INC.

                             SENIOR DEBT SECURITIES

                                   ----------

                                    INDENTURE

                           DATED AS OF APRIL 12, 2006

                                   ----------

               WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

================================================================================

                                TABLE OF CONTENTS

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                                                                            PAGE
                                                                            ----
ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE.....................     1
      Section 1.01.    Definitions.......................................     1
      Section 1.02.    Incorporation by Reference of Trust Indenture
                          Act............................................     8
      Section 1.03.    Rules of Construction.............................     8

ARTICLE 2 THE NOTES......................................................     8
      Section 2.01.    Terms of the Notes................................     8
      Section 2.02.    Form and Dating...................................     9
      Section 2.03.    Execution and Authentication......................    10
      Section 2.04.    Registrar and Paying Agent........................    11
      Section 2.05.    Paying Agent to Hold Money and Notes in Trust.....    11
      Section 2.06.    Noteholder Lists..................................    12
      Section 2.07.    Transfer and Conversion...........................    12
      Section 2.08.    Replacement Notes.................................    13
      Section 2.09.    Outstanding Notes; Determinations of Holders'
                          Action.........................................    14
      Section 2.10.    Temporary Notes...................................    14
      Section 2.11.    Cancellation......................................    15
      Section 2.12.    Persons Deemed Owners.............................    15
      Section 2.13.    Legend; Additional Transfer and Exchange
                          Requirements...................................    15
      Section 2.14.    CUSIP Numbers.....................................    20
      Section 2.15.    Additional Notes..................................    21
      Section 2.16.    Additional Interest Under Registration Rights
                          Agreements.....................................    21

ARTICLE 3 REDEMPTION.....................................................    21
      Section 3.01.    Optional Redemption...............................    21
      Section 3.02.    Notice to Trustee.................................    22
      Section 3.03.    Selection of Notes to be Redeemed.................    22
      Section 3.04.    Notice of Redemption..............................    22
      Section 3.05.    Effect of Notice of Redemption....................    22
      Section 3.06.    Deposit of Redemption Price.......................    23
      Section 3.07.    Notes Redeemed in Part............................    23

ARTICLE 4 COVENANTS......................................................    23
      Section 4.01.    Payment of Notes..................................    23
      Section 4.02.    SEC Reports.......................................    23
      Section 4.03.    Compliance Certificate............................    23
      Section 4.04.    Further Instruments and Acts......................    23
      Section 4.05.    Limitations on Liens..............................    23
      Section 4.06.    Limitation on Sale and Leasebacks.................    25
      Section 4.07.    Corporate Existence...............................    25
      Section 4.08.    Maintenance of Properties.........................    25
      Section 4.09.    Payment of Taxes and Other Claims.................    25

                                TABLE OF CONTENTS
                                   (continued)

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
      Section 4.10.    Waiver of Covenants...............................    26

ARTICLE 5 SUCCESSOR CORPORATION..........................................    26
      Section 5.01.    When Company May Merge or Transfer Assets.........    26
      Section 5.02.    Successor Corporation Substituted.................    26

ARTICLE 6 DEFAULTS AND REMEDIES..........................................    27
      Section 6.01.    Events of Default.................................    27
      Section 6.02.    Acceleration......................................    28
      Section 6.03.    Other Remedies....................................    28
      Section 6.04.    Waiver of Past Defaults...........................    29
      Section 6.05.    Control by Majority...............................    29
      Section 6.06.    Limitation on Suits...............................    29
      Section 6.07.    Rights of Holders to Receive Payment..............    29
      Section 6.08.    Collection Suit by Trustee........................    30
      Section 6.09.    Trustee May File Proofs of Claim..................    30
      Section 6.10.    Priorities........................................    30
      Section 6.11.    Undertaking for Costs.............................    31
      Section 6.12.    Waiver of Stay; Extension or Usury Laws...........    31

ARTICLE 7 TRUSTEE........................................................    31
      Section 7.01.    Duties of Trustee.................................    31
      Section 7.02.    Rights of Trustee.................................    32
      Section 7.03.    Individual Rights of Trustee etc..................    33
      Section 7.04.    Trustee's Disclaimer..............................    33
      Section 7.05.    Notice of Defaults................................    33
      Section 7.06.    Reports by Trustee to Holders.....................    33
      Section 7.07.    Compensation and Indemnity........................    33
      Section 7.08.    Replacement of Trustee............................    34
      Section 7.09.    Successor Trustee by Merger.......................    35
      Section 7.10.    Eligibility; Disqualification.....................    35
      Section 7.11.    Preferential Collection of Claims Against
                          Company........................................    35

ARTICLE 8 DISCHARGE OF INDENTURE.........................................    35
      Section 8.01.    Discharge of Liability on Notes...................    35
      Section 8.02.    Repayment to the Company..........................    35

ARTICLE 9 SUPPLEMENTAL INDENTURES........................................    36
      Section 9.01.    Supplemental Indentures without Consent of
                          Holders........................................    36
      Section 9.02.    Supplemental Indentures with Consent of
                          Holders........................................    36
      Section 9.03.    Compliance with Trust Indenture Act...............    37
      Section 9.04.    Revocation and Effect of Consents, Waivers and
                          Actions........................................    37

                                TABLE OF CONTENTS
                                   (continued)

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                                                                            ----
      Section 9.05.    Notation on or Exchange of Notes..................    37
      Section 9.06.    Trustee to Sign Supplemental, Indentures..........    38
      Section 9.07.    Effect of Supplemental Indentures.................    38

ARTICLE 10 SINKING FUNDS.................................................    38
      Section 10.01.   No Sinking Funds..................................    38

ARTICLE 11 MISCELLANEOUS.................................................    38
      Section 11.01.   Trust Indenture Act Controls......................    38
      Section 11.02.   Notices...........................................    38
      Section 11.03.   Communication by Holders with Other Holders.......    39
      Section 11.04.   Certificate and Opinion as to Conditions
                          Precedent......................................    39
      Section 11.05.   Statements Required in Certificate or
                          Opinion........................................    39
      Section 11.06.   Separability Clause...............................    40
      Section 11.07.   Rules by Trustee, Paying Agent and Registrar......    40
      Section 11.08.   Legal Holidays....................................    40
      Section 11.09.   Governing Law.....................................    40
      Section 11.10.   No Recourse Against Others........................    40
      Section 11.11.   Successors........................................    40
      Section 11.12.   Effect of Headings and Table of Contents..........    40
      Section 11.13.   Benefits of Indenture.............................    40
      Section 11.14.   Multiple Originals................................    41

      Exhibit A        Form of Note

          Indenture dated as of April 12, 2006 between Allergan, Inc., a Delaware corporation (the "Company"), and Wells Fargo Bank, National Association (the "Trustee").

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the 5.75% Senior Notes due 2016:

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01. Definitions.

          "Additional Interest" means all additional interest then owing pursuant to Section 8 of the Registration Rights Agreement.

          "Additional Notes" means an unlimited additional aggregate principal amount of Notes (other than Initial Notes) issued after the date hereof pursuant to Section 2.15 as part of the same series as the Initial Notes.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent" means any Registrar and Paying Agent.

          "Authorized Newspaper" means a newspaper, in the English language or, at the option of the Company, in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different Authorized Newspapers meeting the foregoing requirements and in each case on any Business Day.

          "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

          "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

          "Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

          "Certificated Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.02(d) hereof, substantially in the form of Exhibit A hereto except that such note shall not bear the Global Notes Legend and shall not have the "Schedule of Interests in the Global Note" attached thereto.

          "Clearstream" means Clearstream Banking, Societe Anonyme.

          "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, a Vice Chairman, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its secretary or an Assistant Secretary, and delivered to the Trustee.

          "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes to be redeemed, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

          "Comparable Treasury Price" means, with respect to any Redemption Date, the Reference Treasury Dealer Quotations for that Redemption Date.

          "Consolidated Tangible Net Assets" means the total of the Net Tangible Assets of the Company and its consolidated Subsidiaries, included in their financial statements prepared on a consolidated basis in accordance with generally accepted accounting principles, after eliminating all intercompany items.

          "Corporate Trust Office" means the office of the Trustee at which any particular time this Indenture shall be principally administered, which initially shall be 707 Wilshire Blvd., 17th Floor, Los Angeles, CA 90017.

          "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Depositary" means, with respect to the Notes issuable or issued in whole or in part in the form of one or more Global Notes, the person designated as Depositary by the Company, which Depositary shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such person, "Depositary" as used with respect to the Notes shall mean the Depositary with respect to the Notes.

          "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

          "DTC" means The Depository Trust Company.

          "Euro-clear" means the operator of the Euro-clear System, an international securities clearing house.

          "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear Clearance System.

          "Event of Default" shall have the meaning set forth in Section 6.01.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Notes" means debt securities of the Company substantially identical in all material respects to Notes originally issued pursuant to an exemption from registration under the Securities Act (except that the transfer restrictions pertaining thereto, the provisions for additional interest and the first interest payment date will be modified or eliminated, as appropriate), to be issued pursuant to this Indenture pursuant to a Registered Exchange Offer for a like principal amount of Notes originally issued pursuant to an exemption from registration under the Securities Act, and any replacement Notes issued therefor in accordance with this Indenture.

          "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

          "Funded Debt" means all indebtedness maturing one year or more from the date of the creation thereof, all indebtedness directly or indirectly renewable or extendable, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all indebtedness under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

          "Global Note" means a permanent Global Note substantially in the form of Exhibit A hereto that bears the Global Notes Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that represents all or a part of the Notes and is deposited with or on behalf of and registered in the name of the Depositary.

          "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          "Initial Notes" means the initial $800,000,000 aggregate principal amount of Notes originally issued under this Indenture on the date hereof, and any replacement Notes, and Exchange Notes issued therefor in accordance with this Indenture.

          "Interest Payment Date," when used with respect to any Note, means the date an installment of interest is due and payable on such Note.

          "Legal Holiday" shall have the meaning set forth in Section 11.08.

          "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance.

          "Maturity," means the date on which the Principal of a Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          "Maturity Date" has the meaning set forth in Section 2.01.

          "Net Tangible Assets" of any Person means the total of all assets properly appearing on a balance sheet of such Person prepared in accordance with generally accepted accounting principles, after deducting from such total, without duplication of deductions, (a) all current liabilities of such Person under generally accepted accounting principles, (b) that portion of the book amount of all such assets which would be treated as intangibles under generally accepted accounting principles, including, without limitation, all such items as good will, trademarks, trade names, brands, copyrights, patents, licenses and rights with respect to the foregoing and unamortized debt discount and expense; and (c) the amount, if any, at which any stock of such Person appears on the asset side of such balance sheet.

          "Notes" means any of the Company's 5.75% Senior Notes due 2016 issued and authenticated pursuant to this Indenture. All Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture.

          "Noteholder" or "Holder," when used with respect to any Note, means, in the case of a Certificated Note, a person in whose name a Note is registered on the Registrar's books.

          "Notice of Default" shall have the meaning set forth in Section 6.01.

          "Officer" means the chairman of the Board, any Vice Chairman, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

          "Officers' Certificate" means a written certificate signed in the name of the Company by its Chairman of the Board, a Vice Chairman, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion containing the information specified in Sections 11.04 and 11.05, from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.

          "Outstanding Notes" shall have the meaning set forth in Section 2.09.

          "Paying Agent" shall have the meaning set forth in Section 2.04.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

          "Principal" or "Principal Amount" of a Note, except as otherwise specifically provided in this Indenture, means the outstanding principal of the Note.

          "Private Placement Legend" means the legend set forth in Section 2.13(g) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Reference Treasury Dealer" means Banc of America Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, and any successor firm; provided that, if any of Banc of America Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated ceases to be a primary U.S. Government securities dealer, the Company will substitute another nationally recognized investment banking firm that is a primary U.S. Government securities dealer.

          "Reference Treasury Dealer Quotations" means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding that Redemption Date.

          "Redemption Date" or "redemption date," when used with respect to any Note to be redeemed, shall mean the date specified for redemption of such Note in accordance with the terms of such Note and this Indenture.

          "Registered Exchange Offer" means an exchange offer by the Company registered under the Securities Act pursuant to which Notes originally issued pursuant to an exemption from registration under the Securities Act are exchanged for Exchange Notes not bearing the Private Placement Legend.

          "Registrar" shall have the meaning set forth in Section 2.04.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of April 12, 2006, by and among the Company, and the other parties named on the signature 12ges thereof, as such agreement may be amended, modified or supplemented from time to time, and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

          "Regular Record Date" shall have the meaning set forth in Section
2.01.

          "Remaining Schedule Payments" means the remaining scheduled payments of principal of and interest on the Notes that would be due after the related Redemption Date but for that redemption. If that Redemption Date is not an Interest Payment Date, the amount of the next succeeding scheduled interest payment on the Notes will be reduced by the amount of interest accrued on the Notes to such Redemption Date.

          "Restricted Certificated Note" means a Certificated Note bearing the Private Placement Legend.

          "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

          "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

          "Restricted Property" means (a) any manufacturing facility, or portion thereof, owned or leased by the Company or any Subsidiary and located within the continental United States, which, in the opinion of the Board of Directors, is of material importance to the business of the Company and its Subsidiaries taken as a whole, but no such manufacturing facility, or portion thereof, shall be deemed of material importance if its gross book value (before deducting accumulated depreciation) is less than 2% of Consolidated Tangible Net Assets, or (b) any shares of capital stock of any Subsidiary owning any such manufacturing facility. As used in this definition, "manufacturing facility" means property, plant and equipment used for actual manufacturing such as quality assurance, engineering, maintenance, staging area for work in process materials, employees' eating and comfort facilities and manufacturing administration, and it excludes sales offices, research facilities and facilities used only for warehousing or general administration.

          "Rule 144" means Rule 144 promulgated under the Securities Act.

          "Rule 144A" means Rule 144A promulgated under the Securities Act.

          "Rule 144A Global Note" means a Global Note bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 144A.

          "Rule 904" means Rule 904 promulgated under the Securities Act.

          "Sale and Leaseback Transaction" means any arrangement with any Person pursuant to which the Company or any Subsidiary leases any Restricted Property that has been or is to be sold or transferred by the Company or the Subsidiary to such Person, other than (1) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, (2) leases between the Company and a Subsidiary or between Subsidiaries, (3) leases of a Restricted Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the Restricted Property, and (4) arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Stated Maturity," when used with respect to any Note or any installment of Principal thereof or interest thereon, means the date specified in such Note as the fixed date on which an amount equal to the Principal of such Note or an installment of Principal thereof or interest thereon is due and payable.

          "Subsidiary" means a corporation of which a majority of the Capital Stock having voting power under ordinary circumstances to elect a majority of the board of directors of such corporation is owned by (i) the Company, (ii) the Company and one or more Subsidiaries or (iii) one or more Subsidiaries.

          "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, except as provided in Section 9.03.

          "Treasury Rate" means, with respect to any Redemption Date for the Notes, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding that Redemption
Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

          "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

          "United States" means the United States of America, its territories, its possessions (including the Commonwealth of Puerto Rico), and other areas subject to its jurisdiction.

          "Unrestricted Certificated Note" means one or more Certificated Notes that do not bear and are not required to bear the Private Placement Legend.

          "Unrestricted Global Note" means a permanent Global Note substantially in the form of Exhibit A hereto that bears the Global Notes Legend and that has the "Schedule of

Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

          "Value" means, with respect to a Sale and Leaseback Transaction, an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease, discounted at the weighted average interest rate on the Notes which are outstanding on the effective date of such Sale and Leaseback Transaction and which have the benefit of Section 4.06.

          SECTION 1.02. Incorporation by Reference of Trust Indenture Act. If any provision of this Indenture limits, qualifies or conflicts with the duties that would be imposed by any of Sections 310 to 317 of the TIA through operation of Section 318(c) thereof on any person if this Indenture were qualified under the TIA, such imposed duties shall control. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Notes.

          "indenture security holder" means a Holder or Noteholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company and any successor obligor upon the notes.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA by reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings assigned to them by such definitions.

          SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States as in effect from time to time;

          (3) "or" is not exclusive;

          (4) "including" means including, without limitation; and

          (5) words in the singular include the plural, and words in the plural include the singular.

                                    ARTICLE 2

                                    THE NOTES

          SECTION 2.01. Terms of the Notes. The entire outstanding principal of the Notes will mature on April 1, 2016 (the "Maturity Date").

          The Notes shall be in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The Notes shall be denominated in U.S. dollars and all payments of principal and interest on the Notes shall be made in U.S. dollars.

          The Notes shall bear interest at a rate of 5.75% per annum; the date from which interest shall accrue shall be April 12, 2006; the Interest Payment Dates for the Notes on which interest shall be payable shall be April 1 and October 1 in each year, beginning October 1, 2006; the Regular Record Dates for the interest payable on the Notes on any Interest Payment Date shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date (each a "Regular Record Date"). Interest shall accrue on the basis of a 360-day year, consisting of twelve 30-day months. Interest on any Note shall be payable only to the Person in whose name that Note is registered at the close of business on the Regular Record Date for such interest payment. If any Interest Payment Date, Redemption Date or Maturity Date of the Notes is not a Business Day, then payment of principal and interest will be made on the next succeeding Business Day. No interest will accrue on the amount so payable for the period from such Interest Payment Date, Redemption Date or Maturity Date, as the case may be, to the date payment is made.

          The place of payment where the principal of and interest on the Notes shall be payable and the Notes may be surrendered for the registration of transfer or exchange shall be the Corporate Trust Office of the Trustee. The place where notices or demands to or upon the Company in respect of the Notes and this Indenture may be served shall be the Corporate Trust Office of the Trustee.

          The Notes will be redeemable at the option of the Company pursuant to
Article III.

          SECTION 2.02. Form and Dating.

          The Notes shall be substantially in the form of Exhibit A, which is a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication.

          (a) Restricted Global Notes. All of the Notes are initially being offered and sold to QIBs in reliance on Rule 144A and shall be issued initially in the form of one or more

Restricted Global Notes, which shall be deposited on behalf of the purchasers of the securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, which shall initially be DTC, and registered in the name of its nominee, Cede & Co. (or any successor thereto), for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

          (b) Global Notes in General. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate Principal Amount of outstanding Notes from time to time endorsed thereon and that the aggregate Principal Amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Except as provided in this
Section 2.02, or in Sections 2.07 or 2.13 hereof, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Certificated Notes.

          Any adjustment of the aggregate Principal Amount of a Global Note to reflect the amount of any increase or decrease in the Principal Amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.13 hereof and shall be made on the records of the Trustee and the Depositary, subject in each case to compliance with applicable procedures.

          (c) Book-Entry Provisions. This Section 2.02(c) shall apply only to Global Notes deposited with or on behalf of the Depositary.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.02(c), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (c) shall bear legends substantially to the following effect:

     "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE

     WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

          (d) Certificated Notes. Notes not issued as interests in the Global Notes will be issued in certificated form substantially in the form of Exhibit A attached hereto.

          SECTION 2.03. Execution and Authentication.

          (a) The Notes shall be executed on behalf of the Company by any Officer by manual or facsimile signature.

          (b) In accordance with the Registration Rights Agreement, the Company will execute and upon Company Order, the Trustee will authenticate Exchange Notes and cancel a like principal amount of other Initial Notes.

          (c) Notes bearing the manual or facsimile signatures of an individual who was at the time of the execution of the Notes the proper Officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of authentication of such Notes.

          (d) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer of the Trustee, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

          (e) The Notes shall be issued only in registered form without coupons and only in denominations specified in Section 2.01 hereof.

          (f) The Trustee shall have the right to decline to authenticate and deliver any securities under this Section if the Trustee, being advised by counsel, determines that such action may not be lawfully taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

          SECTION 2.04. Registrar and Paying Agent.

          (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange for other Notes ("Registrar") and an office or agency where Notes may be presented for purchase or payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their registration of transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents.

          (b) The Company shall enter into an appropriate agency agreement with any Registrar or co-registrar or Paying Agent (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a

Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar or co-registrar.

          (c) The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes.

          SECTION 2.05. Paying Agent to Hold Money and Notes in Trust.

          Except as otherwise provided herein, by no later than 10:00 a.m., New York City time, on or prior to each due date of payments in respect of any Note, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date). The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the making of payments in respect of the Notes and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust. If the Company or a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money.

          SECTION 2.06. Noteholder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on March 15 and September 15 a listing of Noteholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

          SECTION 2.07. Transfer and Conversion.

          Subject to Section 2.13 hereof,

          (a) upon surrender for registration of transfer of any Note, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Noteholder or such Noteholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.04, the Company shall execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate Principal Amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of transfer or exchange of the Notes from the Noteholder requesting such registration of transfer or exchange.

          At the option of the Holder, Certificated Notes may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate Principal Amount, upon surrender of the Notes to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Noteholder or such Noteholder's attorney duly authorized in writing, at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

          (b) Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.13 and this Section 2.07(b). Transfers of a Global Note shall be limited to transfers of such Global Note in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

          (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Notes.

          (d) Any Registrar appointed pursuant to Section 2.04 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery of the Notes by such Registrar upon registration of transfer or exchange of Notes.

          (e) No Registrar shall be required to make registrations of transfer or exchange of Notes during any periods designated in the text of the Notes or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

          SECTION 2.08. Replacement Notes.

          (a) If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall execute and upon Company Order the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code of the State of New York are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an affidavit of loss and indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, any Agent from any loss that any of them may suffer if a Note is replaced, and, in the absence of notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.

          (b) In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Note, pay or purchase such Note, as the case may be.

          (c) Upon the issuance of any new Note under this Section 2.08, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

          (d) Every new Note issued pursuant to this Section 2.08 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          (e) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          SECTION 2.09. Outstanding Notes; Determinations of Holders' Action.

          (a) Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those paid pursuant to Section
2.08 and delivered to it for cancellation and those described in this Section
2.09 as not outstanding (the "Outstanding Notes"). A Note does not cease to be outstanding because the Company or an Affiliate thereof holds the Note; provided, however, that in determining whether the Holders of the requisite Principal Amount of Notes have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time of such determination.

          (b) If a Note is replaced pursuant to Section 2.08, the replaced Note ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to each of them that the replaced Note is held by a bona fide purchaser in whose hands such Note is a valid obligation of the Company.

          (c) If the Paying Agent holds, in accordance with this Indenture, on a Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Notes payable on that date, then immediately after such date such Notes shall cease to be outstanding and interest on such Notes shall cease to accrue whether or not the Note is delivered to the Paying Agent.

          SECTION 2.10. Temporary Notes.

          (a) Pending the preparation of definitive Notes, the Company may execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

          (b) If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 2.04, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee upon receipt of a Company Order shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

          SECTION 2.11. Cancellation.

          All Notes surrendered for payment, purchase by the Company pursuant to
Article 3, or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedure.

          SECTION 2.12. Persons Deemed Owners.

          Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of the Note and interest thereon, and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          SECTION 2.13. Legend; Additional Transfer and Exchange Requirements.

          (a) If Notes are issued upon the transfer, exchange or replacement of Notes subject to restrictions on transfer and bearing the legends set forth in
Section 2.13(g) (collectively, the "Legend"), or if a request is made to remove the Legend on a Note, the Notes so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Notes are not "restricted" within the meaning of Rule 144 under the

Securities Act; provided that no such evidence need be supplied in connection with the sale of such Note pursuant to a registration statement that is effective at the time of such sale. Upon (1) provision of such satisfactory evidence if requested, or (2) notification by the Company to the Trustee and Registrar of the sale of such Note pursuant to a registration statement that is effective at the time of such sale, the Trustee, upon Company Order, shall authenticate and deliver a Note that does not bear the Legend. If the Legend is removed from the face of a Note and the Note is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

          (b) Subject to Sections 2.13(c)(i) and 2.13(f) and in compliance with
Section 2.13(d), every Note shall be subject to the restrictions on transfer provided in the Legend. Whenever any Restricted Note other than a Restricted Global Note is presented or surrendered for registration of transfer or in exchange for a Note registered in a name other than that of the Holder, such Note must be accompanied by a certificate, dated the date of such surrender and signed by the Holder of such Note, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Note not so accompanied by a properly completed certificate.

          (c) Notwithstanding any other provisions of this Indenture or the Notes, (A) transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.07 and Section 2.13(c)(i), (B) transfer of a beneficial interest in a Global Note for a Certificated Note shall comply with
Section 2.07 and Section 2.13(c)(ii) below, and (C) transfers of a Certificated Note shall comply with Section 2.07 and Section 2.13(c)(iii) and (iv) below.

               (i) Transfer of Global Note. A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause
          (i) shall not prohibit any transfer of a Note that is issued in exchange for a Global Note but is not itself a Global Note. No transfer of a Note to any Person shall be effective under this Indenture or the Notes unless and until such Note has been registered in the name of such Person. Nothing in this Section 2.13(c)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Section 2.13(c).

               (ii) Restrictions on Transfer of a Beneficial Interest in a Global Note for a Certificated Note. A beneficial interest in a Global Note may not be exchanged for a Certificated Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a request for transfer of a beneficial interest in a Global
          Note in accordance with applicable procedures for a Certificated Note in the form satisfactory to the Trustee, including any information necessary to ensure compliance with the Securities Act, together with written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect a decrease in the aggregate Principal Amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such decrease, then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount of Notes represented by the Global Note to be decreased by the aggregate Principal Amount of the Certificated Note to be issued, shall authenticate and deliver such Certificated Note and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the Principal Amount of the Certificated Note so issued.

               (iii) Transfer and Exchange of Certificated Notes. When Certificated Notes are presented to the Registrar with a request:

                    (x)  to register the transfer of such Certificated Notes; or

                    (y) to exchange such Certificated Notes for an equal Principal Amount of Certificated Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met, including any information necessary to ensure compliance with the Securities Act; provided, however, that the Certificated Notes surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

               (iv) Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below.

Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate Principal Amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Note and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount of Notes represented by the Global Note to be increased by the aggregate Principal Amount of the Certificated Note to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the Principal Amount of the Certificated Note so cancelled. If no Global Notes are then outstanding, the Company shall issue and the Trustee upon receipt of a Company Order shall authenticate a new Global Note in the appropriate Principal Amount.

          (d) The restrictions imposed by the Legend upon the transferability of any Note shall cease and terminate when such Note has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the

Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Note as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.13 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an Opinion of Counsel reasonably acceptable to the Company and the Registrar and addressed to the Company and the Registrar, to the effect that the transfer of such Note has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Note, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the offer and sale of the Notes under the Securities Act. The Trustee or the Registrar shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement.

          As used in Sections 2.13(b) and (d), the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Note.

          (e) The provisions of clauses (1), (2), (3) and (4) below shall apply only to Global Notes:

          (1) Notwithstanding any other provisions of this Indenture or the Notes, except as provided in Section 2.13(c)(ii), a Global Note shall not be exchanged in whole or in part for a Note registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Note may be exchanged for Notes registered in the names of any person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (ii) the Company decides to discontinue use of the system of book-entry transfer through DTC (or any successor depositary); or (iii) an Event of Default has occurred and is continuing with respect to the Notes. Any Global Note exchanged pursuant to clause (i) or (ii) above shall be so exchanged in whole and not in part, and any Global Note exchanged pursuant to clause
     (iii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

          (2) Notes issued in exchange for a Global Note or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate Principal Amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, the Principal Amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

          (3) Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Notes.

          (4) In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Notes in definitive, fully registered form, without interest coupons.

          (5) Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Note.

          (f) Registered Exchange Offer. Upon the occurrence of the Registered Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.03, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable letters of transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Registered Exchange Offer and (ii) Unrestricted Certificated Notes in an aggregate principal amount equal to the principal amount of the Certificated Notes accepted for exchange in the Registered Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Certificated Notes so accepted Unrestricted Certificated Notes in the appropriate principal amount.

          (g) Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision thereto), any certificate representing any Note shall bear a legend in substantially the following form, unless (i) such Certificated Note or Global Note has been issued pursuant to Section 2.13(f) hereto, or (ii) such Note has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto), or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITIES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION DATE") ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE AND THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY.

          Any such Note as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such Note for exchange in accordance with the procedures of the transfer agent, be exchanged for a new certificate or certificates for a like amount of Notes, which shall not bear the restrictive legend required by this section.

          SECTION 2.14. CUSIP Numbers.

          The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.

          SECTION 2.15. Additional Notes. The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture Additional Notes having terms and conditions identical to those of the Initial Notes, except that Additional Notes:

               (i) may have a different issue date from the Initial Notes;

               (ii) may accrue interest from the date of issue of such Additional Notes, which may result in a different amount of interest payable on the first interest payment date than is payable on the Initial Notes;

               (iii) may have terms specified in the Additional Note Board Resolution or Additional Note Supplemental Indenture for such Additional Notes making appropriate adjustments applicable to such Additional Notes in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any registration rights or similar agreement applicable to such Additional Notes, which are not adverse in any material respect to the Holder of any Initial Notes; and

               (iv) may be entitled to additional interest as contemplated in
          Section 2.16 not applicable to Initial Notes and may not be entitled to such additional interest applicable to Initial Notes.

          SECTION 2.16. Additional Interest Under Registration Rights Agreements. Under certain circumstances, the Company may be obligated to pay Additional Interest to Holders, all as and to the extent set forth in the Registration Rights Agreement or any registration rights agreement applicable to Additional Notes. The terms thereof are hereby incorporated herein by reference. Additional Interest, if required to be paid, is deemed to be interest for purposes of this Indenture.

                                    ARTICLE 3

                                   REDEMPTION

          SECTION 3.01. Optional Redemption. The Notes shall not be redeemable at the option of any Holder thereof, whether upon the occurrence of any particular circumstances or otherwise. The Notes will be redeemable, as a whole or in part, at the option of the Company, at any time or from time to time, at a redemption price equal to the greater of (a) 100% of the principal amount of the Notes to be redeemed and (b) the sum of the present values of the Remaining Scheduled Payments on such Notes discounted to the Redemption Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate plus 15 basis points. Accrued and unpaid interest will be paid to the Redemption Date.

          SECTION 3.02. Notice to Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.01, it shall notify the Trustee of the Redemption Date and the principal amount of Notes to be redeemed.

          SECTION 3.03. Selection of Notes to be Redeemed.

          If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in any manner that the Trustee deems fair and appropriate. The Trustee shall make the selection from Notes outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $2,000. Notes and portions of them it selects shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof.

          SECTION 3.04. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed (and provide a copy of such notice to the Trustee).

          The notice shall identify the Notes to be redeemed and shall state:

          (a) the Redemption Date;

          (b) the redemption price;

          (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that after the Redemption Date upon surrender of such Note a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Notes;

          (d) the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price; and

          (f) that interest on Notes called for redemption ceases to accrue on and after the Redemption Date.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense, provided that the Company makes such request at least two Business Days (or such shorter time as is reasonably acceptable to the Trustee) prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.4 and provides the Trustee with all information required for such notice of redemption.

          SECTION 3.05. Effect of Notice of Redemption. Once notice of redemption is mailed as provided in Section 3.04, Notes called for redemption become due and payable on the Redemption Date and at the redemption price. A notice of redemption may not be conditional. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price plus accrued interest to the Redemption Rate.

          SECTION 3.06. Deposit of Redemption Price. On or before the Redemption Date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, on all Notes to be redeemed on that date. If the Company complies with the provisions of this Section, on and after the Redemption Date, interest will cease to accrue on the Note or the portions of the Notes called for redemption.

          SECTION 3.07. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for the Holder a new Note and the same maturity equal in principal amount to the unredeemed portion of the Note surrendered.

                                    ARTICLE 4

                                    COVENANTS

          SECTION 4.01. Payment of Notes. The Company covenants and agrees for the benefit of the Holders of the Notes that it will duly and punctually pay the principal of, premium, if any and interest, on the Notes in accordance with the terms of the Notes and this Indenture. All payments in respect of the Notes represented by a Global Note (including the payment of the principal of, premium, if any and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Holder of the Global Notes.

          SECTION 4.02. SEC Reports. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA
Section 314(a).

          SECTION 4.03. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2006) an Officers' Certificate, one of the signatures of which shall be that of the Company's principal executive, financial or accounting officer, stating whether or not such officers know of any Default that occurred during such period. If they do, such Officers' Certificate shall describe the Default and its status.

          SECTION 4.04. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

          SECTION 4.05. Limitations on Liens. The Company shall not create, assume or suffer to exist any Lien upon Restricted Property to secure any debt of the Company, any Subsidiary or any other Person, or permit any Subsidiary so to do, without making effective provision whereby the Notes then outstanding and having the benefit of this Section shall be secured by the Lien equally and ratably with such debt for so long as such debt shall be so secured, except that the foregoing shall not prevent the Company or any Subsidiary from creating, assuming or suffering to exist Liens of the following character:

          (1) any Lien existing on the date hereof;

          (2) any Lien existing on property owned or leased by a corporation at the time it becomes a Subsidiary;

          (3) any Lien existing on property at the time of the acquisition thereof by the Company or a Subsidiary;

          (4) any Lien to secure any debt incurred prior to, at the time of, or within 12 months after the acquisition of Restricted Property for the purpose of financing all or any part of the purchase price thereof and any Lien to the extent that it secures debt which is in excess of such purchase price and for the payment of which recourse may be had only against such Restricted Property;

          (5) any Lien to secure any debt incurred prior to, at the time of, or within 12 months after the completion of the construction and commencement of commercial operation, alteration, repair or improvement of Restricted Property for the purpose of financing all or any part of the cost thereof and any Lien to the extent that it secures debt which is in excess of such cost and for the payment of which recourse may be had only against such Restricted Property;

          (6) any Lien securing debt of a Subsidiary owing to the Company or to another Subsidiary;

          (7) any Lien in favor of the United States of America or any state thereof or any other country, or any agency, instrumentality or political subdivision or any of the foregoing, to secure partial, progress, advance or other payments or performance pursuant to the provisions of any contract or statute, or any Liens securing industrial development, pollution control, or similar revenue bonds;

          (8) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in clauses (1) through (7) above, so long as the principal amount of the debt secured thereby does not exceed the principal amount of debt so secured at the time of the extension, renewal or replacement (except that, where an additional principal amount of debt is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the Lien as well) and the Lien is limited to the same property subject to the Lien so extended, renewed or replaced (plus improvements on the property); and

          (9) any Lien not permitted by clauses (1) through (8) above securing debt which, together with the aggregate outstanding principal amount of all other debt of the Company and its Subsidiaries owning Restricted Property which would otherwise be subject to the foregoing restrictions and the aggregate Value of existing Sale and Leaseback Transactions which would be subject to the restrictions of Section 4.06 but for this clause (9), does not at any time exceed 10% of Consolidated Net Tangible Assets.

          SECTION 4.06. Limitation on Sale and Leasebacks. The Company shall not enter into any Sale and Leaseback Transaction, nor permit any Subsidiary owning Restricted Property so to do, unless either:

          (1) the Company or such Subsidiary would be entitled to incur debt, in a principal amount at least equal to the Value of such Sale and Leaseback Transaction, which is secured by Liens on the property to be leased (without equally and ratably securing the outstanding Notes having the benefit of Section 4.05) because such Liens would be of such character that no violation of any of the provisions of Section 4.05 would result, or

          (2) the Company during the six months immediately following the effective date of such Sale and Leaseback Transaction causes to be applied to (A) the acquisition of Restricted Property or (B) the voluntary retirement of Funded Debt (whether by redemption, defeasance, repurchase, or otherwise) an amount equal to the lesser of (i) the net proceeds of the sale of the Restricted Property leased pursuant to such Sale and Leaseback Transaction or the fair value of the Restricted Property so leased (whichever amount is greater) or (ii) the Value of such Sale and Leaseback Transaction.

          SECTION 4.07. Corporate Existence. Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not adverse in any material respect to the Holders.

          SECTION 4.08. Maintenance of Properties. The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this section shall prevent the Company from discontinuing the operation or maintenance or both of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not adverse in any material respect to the Holders.

          SECTION 4.09. Payment of Taxes and Other Claims. The Company will or will cause a Subsidiary to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or if the Company shall determine that the payment thereof is not desirable in the conduct of its business or the business of any subsidiary and that the nonpayment thereof is not disadvantageous in any material respect to the Holders.

          SECTION 4.10. Waiver of Covenants. The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 4.05 through 4.10 with respect to the Notes if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes (including Additional Notes, if any) shall either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

                                    ARTICLE 5

                              SUCCESSOR CORPORATION

          SECTION 5.01. When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into any other person or convey, transfer or lease all or substantially all of its properties and assets to any person, unless:

          (a) Either (1) the Company shall be the continuing corporation or (2) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety
(i) shall be a corporation organized and validly existing under the laws of (x) the United States of America, any State thereof or the District of Columbia, (y) any member country of the European Union, or (z) any other country if the organization and existence of the person formed by such consolidation in such country not impair the rights of Holders, and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture; and

          (b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries of the Company (other than to the Company or another Subsidiary of the Company), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          SECTION 5.02. Successor Corporation Substituted. Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall instead refer to the successor company and not the Company), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person has been named as the Company herein; provided, however, that the predecessor Company in the case of a sale, conveyance or other disposition (other than a lease) shall be released from all obligations and covenants under this Indenture and the Notes.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

          SECTION 6.01. Events of Default. An "Event of Default" occurs, with respect to the Notes, if:

          (1) the Company defaults in (a) the payment of the principal of any Note at its Maturity or (b) the payment of any interest upon any Note when the same becomes due and payable and continuance of such default for a period of 30 days;

          (2) the Company fails to comply with any of its agreements in the Notes or this Indenture (other than those referred to in clause (1) above and other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 6.01 specifically dealt with) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

          (3) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the company under any Bankruptcy Law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding-up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days;

          (4) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any Bankruptcy Law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; and

          (5) if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company or any Subsidiary for borrowed money with a principal amount in excess of $75,000,000 (other than nonrecourse obligations), whether such indebtedness now exists or shall hereafter be created, shall occur and shall result in an amount of such indebtedness in excess of $75,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be rescinded or annulled, or such indebtedness shall not have been discharged, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes (including Additional Notes, if any), a written notice specifying such event of default and requiring the Company to cause such acceleration to be rescinded or annulled or to cause such indebtedness to be discharged and stating that such notice is a "Notice of Defaults" hereunder. If any event of default or acceleration referred to in this Section 6.01(5) shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred.

          A Default under clause (2) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount of the Outstanding Notes (including Additional Notes, if any) notify the Company and the Trustee, of the Default and the Company does not cure such Default within the time specified in clause (2) above after receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

          SECTION 6.02. Acceleration. If an Event of Default with respect to the Notes (other than an Event of Default specified in Section 6.01(3) or (4)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate Principal Amount of the Outstanding Notes (including Additional Notes, if any), by notice to the Company and the Trustee, may declare the Principal Amount of the Notes to be immediately due and payable. Upon such a declaration, such Principal (or portion thereof) shall be due and payable immediately. If an Event of Default specified in Section 6.01(3) or (4) occurs and is continuing, the Principal (or portion thereof) on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders. The Holders of a majority in aggregate Principal Amount of the Outstanding Notes (including Additional Notes, if any) by notice to the Trustee (and without notice to any other Noteholder) may rescind such acceleration and its consequences if the rescission would not conflict with any judgment or decree; and all existing Events of Default with respect to the Notes, have been cured or waived except nonpayment of the Principal (or portion thereof) of Notes that has become due solely as a result of such acceleration and if all amounts due to the Trustee under Section 7.07 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to (a) collect the payment of the whole amount then due and payable on the Notes for Principal and interest, with interest upon the overdue Principal and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest from the date such interest was due, at the rate or rates prescribed therefor in such Notes and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including amounts due the Trustee under Section 7.07 or (b) enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if the Trustee does not possess any of the Notes or does not produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate Principal Amount of the Outstanding Notes (including Additional Notes, if any), by notice to the Trustee (and without notice to any other Holder), may on behalf of the Holders of all the Notes waive an existing Default and its consequences except (1) an Event of Default described in Section 6.01(1) or (2) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of the Holder of each outstanding Note. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTION 6.05. Control by Majority. The Holders of a majority in aggregate Principal Amount of the Outstanding Notes (including Additional Notes, if any) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Notes. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Holder or would involve the Trustee in personal liability.

          SECTION 6.06. Limitation on Suits. A Holder of any Note may not pursue any remedy with respect to this Indenture or the Note unless:

          (1) the Holder gives to the Trustee written notice stating that an Event of Default with respect to the Notes is continuing;

          (2) the Holders of at least 25% in aggregate Principal Amount of the Outstanding Notes (including Additional Notes, if any) make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense satisfactory to the Trustee;

          (4) the Trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security or indemnity; and

          (5) the Holders of a majority in aggregate Principal Amount of the outstanding Notes do not give the Trustee a direction inconsistent with such request during such 60-day period.

          A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.

          SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right, which is absolute and unconditional, of any Holder of any Note to receive payment of the Principal of and interest on such Note on the Stated Maturity or Maturities (or, in the case of redemption, on the Redemption Date) held by such Holder, on or after the respective due dates expressed in the Notes or any Redemption Date, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected adversely without the consent of each such Holder.

          SECTION 6.08. Collection Suit by Trustee. If an Event of Default described in Section 6.01(1) with respect to Notes occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to such Notes and the amounts provided for in Section 7.07.

          SECTION 6.09. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue Principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (a) to file and prove a claim for the whole amount of Principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amount due the Trustee under Section 7.07) and of the Holders allowed in such judicial proceeding, and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order and, in case of the distribution of such money on account of Principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: to the Trustee for amounts due under Section 7.07;

          SECOND: to Holders for amounts due and unpaid for the Principal and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for Principal and interest; and

          THIRD: the balance, if any, to the Company.

          The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

          SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate Principal Amount of the Outstanding Notes (including Additional Notes, if any), or to any suit instituted by any Holder for the enforcement of the payment of the Principal of or interest on any Note on or after the Stated Maturity or Maturities expressed in such Note (or, in the case of redemption, on or after the Redemption Date).

          SECTION 6.12. Waiver of Stay; Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7

                                     TRUSTEE

          SECTION 7.01. Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default:

               (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions, which pursuant to this Indenture are specifically required to be furnished to the Trustee, to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (1) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

          (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

          (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall not be liable for any interest on any money received by it except as the Trustee may otherwise agree with the Company.

          SECTION 7.02. Rights of Trustee.

          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) Subject to the provisions of Section 7.01(c), the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          SECTION 7.03. Individual Rights of Trustee etc. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar or any other agent of the Company may do the same with like rights. However the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes. The Trustee shall not be accountable for the Company's use of the proceeds from the Notes and, shall not be responsible for any statement in the registration statement for the Notes under the Securities Act, or in the Indenture or the Notes (other than its certificate of authentication) or for the determination as to which beneficial owners are entitled to receive any notices hereunder.

          SECTION 7.05. Notice of Defaults. If a Default with respect to the Notes occurs and is continuing and if it is known to the Trustee, the Trustee shall give to each Holder notice of such Default in the manner set forth in TIA
Section 315(b) within 90 days after it occurs. Except in the case of a Default described in Section 6.01(1) with respect to any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.

          SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b) and (c).

          A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Notes may be listed. The Company agrees to notify the Trustee whenever the Notes become listed on any stock exchange.

          SECTION 7.07. Compensation and Indemnity. The Company agrees:

          (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay the Principal of or interest on any Note.

          The Company's payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(3) or (4), the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

          SECTION 7.08. Replacement of Trustee. The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section
7.08. The Holders of a majority in aggregate Principal Amount of the Outstanding Notes (including Additional Notes, if any) may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

          Every successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the Outstanding Notes (including Additional Notes, if any) may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder of a Note may petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.

          SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

          SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9). In determining whether the Trustee has conflicting interests as defined in TIA Section 310(b)(1), the provisions contained in the proviso to TIA Section 310(b)(1) shall be deemed incorporated herein.

          SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8

                             DISCHARGE OF INDENTURE

          SECTION 8.01. Discharge of Liability on Notes. When (a) the Company delivers to the Trustee all Outstanding Notes authenticated and delivered (other than Notes that have been destroyed, lost or stolen and which have been replaced or paid) for cancellation, or (b) all Outstanding Notes have become due and payable and the Company deposits with the Trustee cash sufficient to pay at Stated Maturity the Principal Amount of all Principal of and interest on Outstanding Notes, and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect as to all Outstanding Notes. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

          SECTION 8.02. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company on Company Request any money held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being required to make any such return, may at the expense and direction of the Company cause to be published once in an Authorized Newspaper or mail to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money then remaining will be returned to the Company. After return to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

                                    ARTICLE 9

                             SUPPLEMENTAL INDENTURES

          SECTION 9.01. Supplemental Indentures without Consent of Holders. Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes; or

          (2) to add to the covenants, agreements and obligations of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

          (3) to provide for the issuance of the Exchange Notes as permitted by this Indenture, which will have terms substantially identical to the other Outstanding Notes except for the requirement of a Private Placement Legend and related transfer restrictions under the Securities Act and this Indenture and as to the applicability of additional interest payable as provided in Section 2.13, and which will be treated, together with any other Outstanding Notes, as a single issue of securities; or

          (4) to provide for the issuance of Additional Notes as permitted by this Indenture; or

          (5) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes; or

          (6) to cure any ambiguity, defect or inconsistency; or

          (7) to secure the Notes; or

          (8) to make any other change that does not adversely affect the rights of any Noteholder; or

          (9) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

          SECTION 9.02. Supplemental Indentures with Consent of Holders. With the written consent of the Holders of at least a majority in aggregate Principal Amount of the Outstanding Notes (including Additional Notes, if any), the Company and the Trustee may amend this Indenture or the Notes or may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders; provided, however, that no such amendment or supplemental indenture shall, without the consent of each Holder of Outstanding Notes:

          (1) change the Stated Maturity of the Principal of, or any installment of Principal or interest on, the Notes, or reduce the Principal Amount thereof or the rate of interest thereon or any premium payable upon redemption thereof, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

          (2) reduce the percentage in Principal Amount of the Outstanding Notes (including Additional Notes, if any) the consent of whose Holders is required for any such amendment or supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) with respect to the Notes;

          (3) modify any of the provisions of this Section, Section 6.04 or 6.07, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment or supplemental indenture, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment or supplemental Indenture under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

          SECTION 9.03. Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA as then in effect.

          SECTION 9.04. Revocation and Effect of Consents, Waivers and Actions. Until an amendment or waiver becomes effective, a consent to it or any other action by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of that Note that evidences the same obligation as the consenting Holder's Note, even if notation of the consent, waiver or action is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the Company or an agent of the Company certifies to the Trustee that the consent of the requisite aggregate Principal Amount of the Notes has been obtained. After an amendment, waiver or action becomes effective, it shall bind every Holder.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver with respect to the Notes. If a record date is fixed, then notwithstanding the first two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          SECTION 9.05. Notation on or Exchange of Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

          SECTION 9.06. Trustee to Sign Supplemental, Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment the Trustee shall be entitled to receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

          SECTION 9.07. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE 10

                                  SINKING FUNDS

          SECTION 10.01. No Sinking Funds. The Notes shall not be entitled to the benefits of a sinking fund.

                                   ARTICLE 11

                                  MISCELLANEOUS

          SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by the TIA, the required provision shall control.

          SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows:

          if to the Company: Allergan, Inc.
                             2525 Dupont Drive
                             Irvine, CA 92715-1599
                             Attention: _________________

          if to the Trustee: Wells Fargo Bank, National Association
                             707 Wilshire Blvd, 17th Floor
                             Los Angeles, CA 90071
                             Attn: Maddy Hall, Corporate Trust Services

                             Fax Number 213-614-3355

          All notices and communications (other than those sent to Holders) will be deemed to have been given: (i) at the time delivered by hand, if personally delivered and (ii) five Business Days after being deposited in the mail, postage prepaid, if mailed.

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication given to a Holder shall be mailed to such Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

          If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and the Agents.

          Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

          SECTION 11.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company and the Trustee, the Registrar or the Paying Agent, and anyone else, shall have the protection of TIA Section 312(c).

          SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 11.05. Statements Required in Certificate or Opinion. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

          (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

          SECTION 11.06. Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Agents may make reasonable rules for their functions.

          SECTION 11.08. Legal Holidays. A "Legal Holiday" is any day other than a Business Day. If any specified date (including an Interest Payment Date, Redemption Date or

Stated Maturity of any Note, or a date for giving notice) is a Legal Holiday, then (notwithstanding any other provision of this Indenture or of the Notes other than a provision which specifically states that such provision shall apply in lieu of this Section) payment of interest or Principal need not be made, or such other action need not be taken, on such date, but the action shall be taken on the next succeeding day that is not a Legal Holiday with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or such other date and to the extent applicable no interest, if any, shall accrue for the intervening period.

          SECTION 11.09. GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          SECTION 11.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

          SECTION 11.11. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

          SECTION 11.12. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 11.13. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefits or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 11.14. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                                        ALLERGAN, INC.



                                        By:  /s/ Jeffrey L. Edwards
                                            ------------------------------------
                                        Name: Jeffrey L. Edwards
                                              ----------------------------------
                                        Title:Executive Vice President,
                                              ---------------------------------
                                              Finance and Business Development,
                                              ---------------------------------
                                              Chief Financial Officer
                                              ---------------------------------

                                        Attest: /s/ Matthew J. Maletta
                                                --------------------------------
                                        Name:  Matthew J. Maletta
                                              ----------------------------------
                                        Title: Vice President, Assistant General
                                               ---------------------------------
                                               Counsel and Assistant Secretary
                                               ---------------------------------


 TRUSTEE

By: WELLS FARGO BANK, NATIONAL
 ASSOCIATION

Name:  /s/ Maddy Hall
      ---------------------------
Title: Assistant Vice President
      ---------------------------


Attest: /s/ Scott C. Emmons
       -------------------------
Name:   Scott C. Emmons
       -------------------------
Title:  Vice President
       -------------------------

                                                    CGSH Draft of April 10, 2006

                                    EXHIBIT A

                                  FORM OF NOTE

[Insert Global Notes Legend, if applicable to the provisions of the Indenture]

[Insert Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

                                  ALLERGAN INC.
                           5.75% SENIOR NOTE DUE 2016

No. _________________                   CUSIP: ___________________
Issue Date: ___________________
Principal Amount: ___________________

     ALLERGAN INC., a Delaware Corporation, promises to pay to _________________ or registered assigns, the Principal Amount of __________ ($___) on April 1, 2016.

     This Note shall bear cash interest at the rate of 5.75% per annum.

     Interest Payment Dates: April 1 and October 1

     Record Dates: March 15 and September 15

     Additional provisions of this Security are set forth on the other side of this Security.

Dated:
       ------------------------------

                                        ALLERGAN, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee, certifies that this
is one of the Notes referred
to in the within-mentioned Indenture.


By:
    ---------------------------------
    Authorized Officer

                       [FORM OF REVERSE SIDE OF SECURITY]
                           5.75% SENIOR NOTE DUE 2016

1. INTEREST

     This Note shall bear cash interest at the rate of 5.75% per annum. Interest on this Note shall accrue from _______________, or from the most recent date to which interest has been paid or provided for. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest plus, to the extent permitted by law, any interest payable on the defaulted interest, to the Persons who are the registered Holders of the Notes on a subsequent special record date. The Company shall fix the record date and the payment date. At least 30 days before the record date, the Company shall mail to the Trustee and to each Holder a notice that states the record date, the payment date and the amount of interest to be paid. The Company may pay defaulted interest in any other lawful manner.

          If any Interest Payment Date, Redemption Date or Maturity Date of any of the Notes is not a Business Day, then payment of principal and interest will be made on the next succeeding Business Day. No interest will accrue on the amount so payable for the period from such Interest Payment Date, Redemption Date or Maturity Date, as the case may be, to the date payment is made.

          Under certain circumstances the Company may be required to pay Additional Interest as provided in the Indenture.

2. METHOD OF PAYMENT

          Subject to the terms and conditions of the Indenture, the Company will make payments at Maturity to Holders who surrender Notes to a Paying Agent to collect such payments in respect of the Notes. The Company will pay any cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. All payments in respect of the Notes represented by a Global Note (including the payment of the principal of, premium, if any and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Holder of the Global Notes.

3. PAYING AGENT AND REGISTRAR

          Initially, Wells Fargo Bank, National Association, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar or co-registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent or Registrar or co-registrar. The Company may maintain deposit accounts and conduct other banking transactions with the Trustee in the normal course of business.

4. INDENTURE

          The Company issued the Notes under an Indenture dated as of April 12, 2006 (the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture for a statement of those terms.

          The Notes are senior unsecured obligations of the Company of which $800,000,000 in aggregate principal amount will be initially issued. Subject to the conditions set forth in the Indenture and without the consent of the Holders, the Company may issue Additional Notes. All Notes will be treated as a single class of Notes under the Indenture. The Indenture imposes certain limitations on, among other things, the ability of the Company to: incur Liens, enter into Sale and Leaseback Transactions, or consolidate or merge or transfer or convey all or substantially all of the Company's assets.

5. OPTIONAL REDEMPTION BY THE COMPANY

          The Notes are subject to redemption as a whole or in part, at the option of the Company prior to the Maturity Date as provided in the Indenture.

6. DENOMINATIONS; TRANSFER; EXCHANGE

          The Notes are in fully registered form, without coupons, in denominations of $2,000 of Principal Amount and integral multiples of $1,000 in excess thereof. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

7. PERSONS DEEMED OWNERS

          The registered Holder of this Note may be treated as the owner of this Note for all purposes.

8. AMENDMENT; WAIVER

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Notes at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Notes at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes (i) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Notes; (ii) to add to the covenants, agreements and obligations of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; (iii) to provide for the issuance of the Exchange Notes as permitted by the Indenture; (iv) to provide for the issuance of Additional Notes as permitted by the Indenture; (v) to evidence and provide for the acceptance of appointment by a successor Trustee with respect to the Notes; (vi) to cure any ambiguity, defect or inconsistency; (vii) to secure the Notes; (viii) to make any other change that does not adversely affect the rights of any Noteholder; or
(ix) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

9. DEFAULTS AND REMEDIES

          If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate Principal Amount of the Outstanding Notes (including Additional Notes, if any), by notice to the Company and the Trustee, may declare the Principal Amount of the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default which will result in Notes being due and payable immediately upon the occurrence of such Events of Default.

          Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of Principal and Interest) if it determines that withholding notice is in their interests.

10. TRUSTEE DEALINGS WITH THE COMPANY

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

11. NO RECOURSE AGAINST OTHERS

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

12. AUTHENTICATION

          This Note shall not be valid until an authorized officer of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Note.

13. GOVERNING LAW

          THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS NOTE.

          The Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

                                  Allergan Inc.
                                2525 Dupont Drive
                            Irvine, California 92612
                           Telephone No.: 949-246-4500
                           Facsimile No.: 714-246-4774
                       Attention: Matthew J. Maletta, Esq.

                                 ASSIGNMENT FORM

FOR, VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL NOTE OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

_____________________________________

_____________________________________

__________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

__________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________ Attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Dated:
       ------------------------------

          Notice: The signature to this assignment must correspond with the name as it appears upon the face of the Note in every particular, without alteration or enlargement or any change whatever.


                                        ----------------------------------------
Signature must be guaranteed by a       Signature of Signature Guarantor
participant in a recognized signature
guaranty medallion program or other
signature guarantor acceptable to the
Trustee

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM--as tenants in common UNIF GIFT MIN ACT-- _______ Custodian _______

     TEN ENT--as tenants by the entireties (Cust) (Minor)

     JT TEN--as joint tenants with right of   Under Uniform Gifts to Minors
         survivorship and not as              Act ________________________
         tenants in common                        (State)

     Additional abbreviations may also be used though not in the above list.

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

                                                                   Principal Amount
                    Amount of decrease                           of this Global Note      Signature of
                   in Principal Amount   Amount of increase in      following such     authorized officer
                            of             Principal Amount of       decrease (or         of Trustee or
Date of Exchange     this Global Note       this Global Note          increase)             Custodian
----------------   -------------------   ---------------------   -------------------   ------------------
